Exhibit 99.3

February 13, 2013

Letter Regarding Phantom Stock

Dear WMS Employee:

In connection with the recent announcement of the merger agreement between Scientific Games Corporation (“Scientific Games”) and WMS Industries Inc. (“WMS”) for $26 per share (the “Acquisition”), we would like to describe to you the potential impact of the pending Acquisition on your outstanding phantom stock.

Closing Not Certain

It is not guaranteed that the Acquisition will happen. Several things must happen before Scientific Games purchases WMS. For example, WMS stockholders have to vote to approve the merger, certain regulatory approvals must be obtained and Scientific Games must obtain financing for the Acquisition. The timing of when these things will happen, or whether they will happen, is unknown but we currently expect the Acquisition to be completed by the end of 2013 (the “Closing”).

Phantom Stock Vesting Prior to Closing

To the extent you have phantom stock that vest prior to the Closing, there will be no impact to your phantom stock. Following the vesting date, you will receive your payout based on the value of the common stock of WMS on the vesting date, less any applicable withholding taxes.

Phantom Stock Which Remain Unvested at Closing

Any phantom stock that is outstanding as of the date hereof and remains outstanding and unvested at the time of Closing will be cancelled at Closing in exchange for a cash payment, to be paid at or shortly after the Closing and to equal $26 per each outstanding unvested phantom stock, which will be converted and payable in the currency used for your payroll, less any applicable withholding taxes.

Phantom Units Outstanding

You currently hold [                ] shares of phantom stock, which if paid out at US$26 per share would equal US$[        ].

Notice to Holders of Phantom Stock

February 13, 2013

Continued Employment

The pending Acquisition does not change the requirement that you remain employed with WMS and comply with the terms of your phantom stock grant agreement to vest in and receive the benefit of your phantom stock.

Equity Compensation Is Taxable

Because you are an employee, applicable taxes will be withheld from the proceeds from any phantom stock. You will receive a payment less tax withholdings, similar to your paycheck. WMS will withhold at the required tax rate which may be less than what you owe as a result of the payment. You should consult with your individual tax advisor concerning your individual tax situation.

Insider Trading Policy

Please remember that in all cases, our Insider Trading Policy continues to apply. You must refrain from trading in WMS securities while we are in a black-out period. Additionally, as in the past, even if we are not in a company-wide blackout, if you become aware of Material Nonpublic Information (as defined in our Insider Trading Policy), you must not, directly or through a related person: (a) purchase or sell WMS securities, (b) engage in any other action to take advantage of that information or (c) provide that information to others outside the Company, including family and friends, who might either trade on that information or pass the information to others who might trade in WMS securities.

We hope this information is helpful to you and welcome any questions you may have concerning your equity compensation.

Sincerely,

Janice Rike

Senior Vice President HR & IT

Forward Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no

Notice to Holders of Phantom Stock

February 13, 2013

assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, WMS or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the WMS stockholders to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of WMS and Scientific Games to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of WMS; (5) the ability of WMS to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Scientific Games to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in WMS’ most recent Annual Report on Form 10-K for the year ended June 30, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, WMS undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving WMS Industries Inc. and Scientific Games Corporation. The proposed transaction will be submitted to WMS stockholders for their consideration. In connection with the proposed transaction, WMS will prepare a proxy statement to be filed with the SEC. WMS and Scientific Games also plan to file with the SEC other documents regarding the proposed transaction. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to WMS stockholders. WMS stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. WMS stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to WMS’s Investor Relations website page at http://ir.wms.com or by directing a written request by mail to WMS Industries Inc., Attn: Investor Relations, 800 South Northpoint Blvd., Waukegan, Illinois 60085, or by calling the Secretary at (847) 785-3000.

Notice to Holders of Phantom Stock

February 13, 2013

Participants in Solicitation

WMS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from WMS’ stockholders with respect to the meeting of stockholders that will be held to consider the proposed Merger. Information about WMS’ directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on October 17, 2012. Stockholders may obtain additional information regarding the interests of WMS and its directors and executive officers in the proposed Merger, which may be different than those of WMS’ stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.